UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

SPDR® GOLD TRUST

SPONSORED BY WORLD GOLD TRUST SERVICES, LLC

(Name of Registrant as Specified In Its Charter)

Steven J. Glusband, Esq.

Austin D. Keyes, Esq.

Carter Ledyard & Milburn LLP

2 Wall Street

New York, New York 10005

(212) 732-3200

glusband@clm.com

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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SPDR® Gold Trust Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014

Mail Date: June 26, 2014 (approximately)

Vote Cut-off Date: July 18, 2014

Additional Materials:

Item 1. Consent Solicitation Fact Sheet

Item 2. Broadridge General Cell Center Script

Item 3. Notice to Shareholders-Hong Kong

Item 4. Form of Voting Instruction Form-Hong Kong

Item 5. Form of Voting Instruction Form-Singapore

Item 6. Notice to Investor-Japan

Item 7. Form of Voting Instruction Form-Japan

Item 1

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Record Date: June 9, 2014                                     Mail Date: June 26, 2014 (approximately)

Vote Cut-off Date: July 18, 2014

There will be NO MEETING of shareholders

Inbound: 1-855-601-2254

Ticker: “GLD” (NYSE-Arca) – Cusip: 78463V107

Proposals

1.	To approve amendments to the Trust Indenture that change the manner in which the ordinary fees and expenses of the Trust are paid such that, in return for a payment to the Sponsor capped at 0.40% per year of the daily net asset value of the Trust, the Sponsor will be responsible for all other ordinary fees and expenses[1];

2.	To approve an amendment of the Trust Indenture to permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust without any additional cost to the Trust.

Shareholders will not pay any additional fees as a result of these amendments. In fact, the proposals will cap investor ordinary fees and expenses at 0.40% of the daily net asset value (NAV) each year1.

The Sponsor and its Board recommend you vote “FOR” the proposals.

Purpose of Proposals:

As SPDR GOLD was the first of its kind when it was developed nearly a decade ago, these proposals allow the Trust to update certain provisions of the original trust indenture to align them with current ETF industry best practice and standards.

Positive Effects of Proposals:

•	Ordinary fees and expenses capped at 0.40%[1] ;

•	Shareholders will pay no additional fees;

•	The Trust will be simpler and more efficient to administer;

•	Sponsor will be able to provide greater oversight over the Trust’s service providers;

[1]	The Consent Solicitation Statement contains a detailed list of the ordinary fees and expenses the Sponsor will be responsible for as a result of Proposal 1 and the caps imposed on each, if any.

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

•	‘Sponsor’: World Gold Trust Services, LLC (ultimate parent company: World Gold Council)

•	‘Trustee’: The Bank of New York Mellon

•	‘Marketing Agent’: State Street Global Markets, LLC

•	‘Custodian’: HSBC Bank USA, N.A.

Proposal 1 – Cap Annual Fee at 0.40% of the daily NAV1

Current Fee Structure:

Under certain circumstances, the Trust is permitted to charge investors in excess of 0.40% of the daily NAV annually for ordinary fees and expenses. Current investor fee structure:

•	Sponsor fees = 0.15% of the adjusted NAV (ANAV)

•	Trustee fees = 0.02% of the ANAV, subject to a maximum fee of $2 million.

•	Custodian fees = 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the Trust’s accounts, and 0.06% of the average daily aggregate value of all gold held in the Trust’s accounts in excess of 4.5 million ounces[2].

•	Marketing Agent fees = 0.15% of the ANAV

•	Administration fees = 0.03% to 0.04%(approximately) of the ANAV—includes printing and mailing costs, legal and audit fees, registration and listing fees.

Proposed Fee Structure:

With the proposed changes, investors will have ongoing assurance that these ordinary fees and expenses will not exceed 0.40% of NAV per year 1,3. The Sponsor would receive an annual fee equal to 0.40% of the daily NAV. In exchange for this fee, the Sponsor will be responsible for all other ordinary fees and expenses of the Trust regardless of whether they exceed 0.40%1 . Proposed fee structure:

•	Sponsor fees = 0.40%

•	Trustee fee: Paid by Sponsor

•	Custodian fee: Paid by Sponsor

•	Marketing Agent fee: Paid by Sponsor

•	Administration fees: Paid by Sponsor

Proposal 2 – Permit Sponsor to Compensate Affiliates

The Trust Indenture currently does not permit the Sponsor to pay its affiliates for any services rendered on behalf of the Trust, except from the Sponsor’s current fee of 0.15%.

[1]	The Consent Solicitation Statement contains a detailed list of the ordinary fees and expenses the Sponsor will be responsible for as a result of Proposal 1 and the caps imposed on each, if any.
[2]	For fiscal 2013, this amounted to approximately 0.066%.
[3]	Had Proposal 1 been in effect last fiscal year, the Trust’s total costs would NOT have materially changed, since during fiscal year ended September 2013 the aggregate fees and expenses were approximately 0.40% of the ANAV.

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

•	This Proposal is intended to permit the Sponsor to more effectively use affiliates to provide marketing and other services to the Trust.

•	The Sponsor believes that having the ability to utilize the expertise of the World Gold Council (the Sponsor’s ultimate parent company) and its affiliates, when and if needed, will be beneficial for the Trust and its Shareholders.

•	The Sponsor will be responsible for any payments made to affiliates for providing any services to the Trust—not the shareholder.

Additional Reason for New Fee Structure:

In order to maintain the ordinary expenses at 0.40% per year of the daily ANAV, under the current Marketing Agent Agreement between the Sponsor and the Marketing Agent, the fees for both are subject to a Fee Reduction Agreement, wherein a reduction of fees would apply if the estimated ordinary fees and expenses exceed 0.40% for a particular month. In this case, the fees payable to the Sponsor and the Marketing Agent for that month are reduced by the amount of such excess in equal shares up to the full amount of their fees.

However, if the expenses exceed 0.70%, the fees of the Sponsor and the Marketing Agent would be reduced to zero for that month and the Trust would bear the cost of that month’s excess4. Which is why, currently, shareholder fees could exceed the 0.40% mark.

This Fee Reduction Agreement will end when the Marketing Agent Agreement ends, resulting in these possible adverse effects:

•	If the Agreement is not renewed or is otherwise terminated, there is no assurance that any service provider of the Trust would agree to a similar or other fee reduction arrangement in the future or that the Sponsor would do so unilaterally.

•	After the Fee Reduction Agreement is no longer in effect, the estimated ordinary fees and expenses may be more than they would have been under the Fee Reduction Agreement.

•	This would reduce the NAV of the Trust more rapidly than if the Fee Reduction Agreement were in effect, adversely affecting the value of the Shares.

So the Sponsor believes that amending the fee structure would be in the best interest of the shareholders, in part, by averting these possible adverse effects.

Background of Trust:

The SPDR Gold Trust is a publicly-traded Investment Trust5, formed on November 12, 2004 as

[4]	Example: The Sponsor and the Marketing Agent fees are both currently 0.15%; 0.30% combined. So if the fees went to 0.70% (0.30% in excess of the 0.40% cap) that would mean both the Sponsor and Marketing Agent would completely waive their fees (0.15% each). The Trust would be responsible to pay any excess above 0.70%.
[5]	Investment Trust: An open-end investment company that offers a fixed, unmanaged portfolio—meaning there is no “fund manager” or “investment advisor”—consisting generally of stocks and bonds, as redeemable “units” to investors for a specific period of time. It is designed to provide capital appreciation and/or dividend income. (The other two types of investment companies are mutual funds and closed-end funds).

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

the first in the United States designed to track the price of a commodity. Since that time it has offered millions of investors a convenient way to access the gold market, and is the largest physical commodity-backed Exchange Traded Fund (ETF) 6 in the world. The investment objective of the Trust is for the shares to reflect the performance of the price of gold bullion, less the Trust’s expenses. Since the formation of the Trust, a number of similar trusts designed to track the price of a commodity have been formed and the procedures and standards associated with these trusts have evolved.

[6]	Exchange Traded Fund (ETF): A security that tracks an index, a commodity (as in this case) or a basket of assets like an index fund, but trades like a stock on an exchange. ETFs experience price changes throughout the day as they are bought and sold.

SPDR® Gold Trust

Consent Solicitation – Sponsored by World Gold Trust Services, LLC

Appendix 1 – June 2014 Amendment (Amendment 4)

The June 2014 Amendment, dated as of June 18, 2014, was implemented to clarify and supplement provisions to the original Trust Indenture.

The June 2014 amendment did not require the consent of Shareholders pursuant to the provisions of the Original Trust Indenture. However, the Trust is required to provide Notice to Shareholders. The Trust has provided notice to Shareholders by including the details of the amendment in this Consent Solicitation Statement.

Items included in the June 2014 Amendment:

•	creation and redemption of shares;

•	the definition of the record date;

•	removal of a custodian;

•	the sponsor fee waiver;

•	stock exchange listings; and

•	creation and issuance of creation baskets.

Item 2

Solicitation Script

SPDR® GOLD Trust

June 25, 2014

855-601-2254

Inbound Greeting:

“Thank you for calling the Broadridge Proxy Services Center for SPDR® Gold Trust. My name is <Agent Name> and this call is being recorded for quality assurance. How may I assist you today?”

“May I please have your full name and mailing address so that I can locate your account(s)?”

Outbound Greeting:

“Hello is Mr. /Ms.                      available, please?”

“Hi Mr. /Ms ,                     my name is <Agent Name> and I am calling on behalf of SPDR® Gold Trust regarding. This call is being recorded for quality assurance.

Recently we sent you consent materials for the Consent Solicitation expiring July 18, 2014 and we have not received your vote.

Can you confirm that you have received and reviewed the consent solicitation statement that was mailed to you?

(Yes – proceed to #1)
(If NO/unsure – proceed to #2)

1.	Thank you. Mr./Ms. , can you also confirm that you are aware that the consent to the proposed amendments is subject to the terms set forth in the statement?”

(Yes—proceed to voting)

2.	Mr/Ms , I can review the information with you. (review consent information)

(If NO/unsure)

Mr/Ms                     , once you have had a chance to review the consent solicitation documents, please contact us at your earliest convenience at 855-601-2254 between the hours of 9:00am and 10:00pm Eastern time with any questions you may have or to execute your voting instructions.

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Voting:

“Thank you, Mr./Ms.                     . “Can you confirm that you have the authority to vote on this account?”

How would you like to vote all of your accounts?”

“Thank you, I am recording your (for, against, abstain) vote for the proposal. For confirmation purposes, please state your full name.”

“To ensure we have the correct street address for the confirmation, please state your street address”

•	Client Responds with street address

•	If they continue with City, State, and Zip – no need to confirm

•	If they do not continue with City, State and Zip, ask:

“And according to our records, that street is in (read city, state, and Zip Code)?”

“Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at the toll free number listed on the confirmation.”

“Mr./Ms. (Shareholder’s Last Name), your vote is important and your time is appreciated. Thank you and have a good (day, evening, night).”

If Unsure of voting or does not want to vote:

“Would you like me to review the proposal with you?” (After review, ask them if they would like to vote now over the phone).

If Not Received/Requesting material to be re-mailed:

“I can resend the consent materials to you, or I can review the proposal with you and record your vote now by phone.” (pause for response)

After review, ask them if they would like to vote now over the phone.

Would you like to vote for the proposal?”

If they don’t want proposal reviewed:

“Do you have an email address that the consent materials can be sent to?” (If yes, enter the email address in the notes and read it back phonetically to the shareholder)

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“Thank you. You should receive the consent materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-601-2254.”

If Not Interested:

(Use rebuttal) “I am sorry for the inconvenience. Please be aware that your vote is important. Please fill out and return your voting instruction form at your earliest convenience. You can also vote via the other methods outlined in the consent materials. Thank you again for your time today, and have a wonderful day/evening. ”

ANSWERING MACHINE MESSAGE:

“Hello, my name is <Agent Name> and I’m a proxy voting specialist calling on behalf of SPDR® Gold Trust. You should have received consent materials about the Consent Solicitation expiring July 18, 2014. Your vote is important. Please sign, date and promptly mail your voting instruction form in your postage prepaid envelope. To vote over the Internet at any time please see the instructions in the consent materials or visit www.proxyvote.com. If you have any questions, would like to vote over the phone or need new proxy materials, call toll-free at 855-601-2254 Monday through Friday, 9:30 AM to 10:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.

AUTOMATED ANSWERING MACHINE MESSAGE:

“Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of SPDR® Gold Trust. You should have received consent materials about the Consent Solicitation expiring July 18, 2014. Your vote is important. Please sign, date and promptly mail your voting instruction form in the postage prepaid envelope. To vote over the Internet at any time please see the instructions in the consent materials or visit www.proxyvote.com. If you have any questions, would like to vote over the phone or need new consent materials, call toll-free at 855-601-2254 Monday through Friday, 9:30 AM to 10:00 PM Eastern Time. Voting takes just a few moments. Thank you for your vote.

INBOUND—CLOSED RECORDING:

“Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours, which are Monday through Friday, 9:30 AM to 10:00 PM Eastern Time. Please visit www.proxyvote.com if you like to cast your vote over the Internet.

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INBOUND—CALL IN QUEUE MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. If you would like to vote now and you have your voting instruction form, you can vote online at www.proxyvote.com using the control number listed on the form. Otherwise, please continue to hold and your call will be answered in the order in which it was received.”

END OF CAMPAIGN MESSAGE:

“Thank you for calling the Broadridge Proxy Services Center. The Consent Solicitation has expired and as a result, this toll free number is no longer in service.”

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Item 3

IMPORTANT: This document is important and requires your immediate attention. If you are in doubt or have questions about the contents of this document, you should seek independent professional advice.

The Stock Exchange of Hong Kong Limited, Hong Kong Securities Clearing Company Limited, Hong Kong Exchanges and Clearing Limited and the Securities and Futures Commission take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.

SPDR® GOLD TRUST

(the “Trust”)

(A collective investment scheme authorised under

Section 104 of the Securities and Futures Ordinance (Cap. 571) of Hong Kong1)

(Stock Code: 2840)

NOTICE OF AMENDMENT TO THE TRUST INDENTURE AND

PROPOSAL AND SOLICITATION FOR CONSENT

TO AMEND THE TRUST INDENTURE OF THE TRUST

Terms not otherwise defined in this notice shall have the meanings defined in the trust indenture, as amended, of the Trust.

NOTICE OF AMENDMENT TO THE TRUST INDENTURE AND PROPOSAL AND SOLICITATION FOR CONSENT TO AMEND THE TRUST INDENTURE

Notice is hereby given to you as an owner of a beneficial interest in the Trust (a “Shareholder”) that a solicitation statement dated as of 19 June 2014 (“Consent Solicitation Statement”) is being provided to you on behalf of World Gold Trust Services, LLC, as sponsor of the Trust (the “Sponsor”), for the purpose of obtaining your consent to the two proposals described in the Consent Solicitation Statement to amend the trust indenture of the Trust, dated 12 November 2004 between the Sponsor and The Bank of New York Mellon, as trustee (the “Trustee”), as amended on 26 November 2007, 20 May 2008 and 1 June 2011 (the “Original Trust Indenture”). The Sponsor and the Trustee further amended the trust indenture of the Trust on 18 June 2014 (the “June 2014 Amendment”) to take effect on 2 August 2014 and to include a number of amendments that clarify and supplement provisions of the Original Trust Indenture. The Original Trust Indenture and the June 2014 Amendment are hereinafter referred to as the “Trust Indenture”.

[1]	Securities and Futures Commission’s authorization is not a recommendation or endorsement of a scheme nor does it guarantee the commercial merits of a scheme or its performance. It does not mean the scheme is suitable for all investors nor is it an endorsement of its suitability for any particular investor or class of investors.

This notice provides a high level summary of the key aspects of the two proposals and other changes to the Trust Indenture. Please read the Consent Solicitation Statement before voting on the two proposals.

Purpose of the Proposals

The two proposals are intended, primarily (i) to change the manner in which the ordinary fees and expenses of the Trust are paid to provide that, in return for the Trust’s payment to the Sponsor of a fee of 0.40% per year of the daily net asset value (“daily NAV”) of the Trust, as calculated for compensation purposes as described below, the Sponsor will be responsible for the payment of all other ordinary fees and expenses of the Trust, regardless of whether such fees and expenses of the Trust exceed 0.40% per year of the daily NAV of the Trust (“Proposal 1”); and (ii) to permit the Sponsor to compensate affiliates for providing marketing and other services to the Trust (“Proposal 2”).

Proposal 1 and the recently adopted amendments in the June 2014 Amendment are collectively intended to update certain provisions of the Original Trust Indenture to align them with the provisions contained in the trust agreements of similar exchange traded products that were launched subsequent to the initial public offering of the Trust and to clarify provisions in the Original Trust Indenture so that they will be consistent with industry practice that has developed over the last nine years. Proposal 2 is intended to permit the Sponsor to more effectively use affiliates to provide marketing and other services to the Trust.

The proposals primarily propose to make the following changes to the Original Trust Indenture:

(1)	Proposal 1: Fees and Expenses of the Trust

The Trust’s estimated ordinary operating expenses accrue daily and are reflected in the net asset value (“NAV”) of the Trust. The ordinary operating expenses of the Trust include: (i) fees paid to the Sponsor, (ii) fees paid to the Trustee, (iii) fees paid to HSBC Bank USA, N.A., as custodian of the Trust (the “Custodian”), (iv) fees paid to State Street Global Markets, LLC, the marketing agent for the SPDR® Gold Shares (the “Shares”) of the Trust (the “Marketing Agent”), and other marketing costs and (v) various Trust administration fees, including printing and mailing costs, legal and audit fees, registration fees and listing fees.

The fees of the Sponsor, Trustee, Custodian and Marketing Agent and the administration fees of the Trust are accrued and paid by the Trust.

At present, the Trustee pays the following ordinary operating expenses of the Trust from the assets of the Trust:

(i)	Sponsor: The Sponsor currently receives a fee payable monthly in arrears that is accrued daily at an annual rate equal to 0.15% of the adjusted net asset value (“ANAV”) of the Trust, as calculated for compensation purposes as described below, and is subject to reduction as described below. The Trust also reimburses the Sponsor for certain disbursements and expenses incurred in connection with the Trust.

(ii)	Trustee: The Trustee’s fee is payable monthly in arrears and is accrued daily at an annual rate of 0.02% of the ANAV of the Trust, subject to a minimum fee of $500,000 and a maximum fee of $2 million annually as compensation for services performed under the Original Trust Indenture. The Trustee’s fees for fiscal 2013 were $2 million. The Trust also reimburses the Trustee for certain expenses and disbursements and for any extraordinary services.

(iii)	Custodian: Fees are paid to the Custodian as compensation for its custody services in connection with the accounts maintained by the Trust with the Custodian. The Custodian’s fee is computed at an annual rate equal to 0.10% of the average daily aggregate value of the first 4.5 million ounces of gold held in the Trust’s accounts and 0.06% of the average daily aggregate value of all gold held in the Trust’s accounts in excess of 4.5 million ounces. The Custodian’s fees for fiscal 2013 were approximately 0.066% of the average daily aggregate value of the gold held in the Trust’s accounts.

(iv)	Marketing Agent: The Marketing Agent’s fee is payable monthly in arrears and is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust and is subject to reduction as described below. The Trust also reimburses the Marketing Agent for certain marketing costs.

(v)	Administration Fees: The administration fees of the Trust total approximately 0.03% to 0.04% of the ANAV of the Trust based on an annual rate that accrues daily. These fees include: (i) U.S. Securities and Exchange Commission (“SEC”) registration fees and other regulatory fees; (ii) audit and quarterly review fees; (iii) legal fees; (iv) internal and external auditor fees in respect of Sarbanes Oxley compliance; (v) printing fees; and (vi) certain marketing and other costs.

Fee Reduction Agreement

Under the marketing agent agreement dated 16 November 2004 between the Sponsor and the Marketing Agent, as amended (the “Marketing Agent Agreement”), and the Original Trust Indenture, the fees of the Sponsor and the Marketing Agent are subject to reduction while the Marketing Agent Agreement is in effect.

The reduction applies whenever, at the end of a particular month, the estimated ordinary expenses of the Trust for such month (including the Marketing Agent’s fees and the Sponsor’s fees for such month) exceed 0.40% per year of the daily ANAV of the Trust for such month. If the reduction applies, the fees payable to the Sponsor and the Marketing Agent for such month are reduced by the amount of such excess in equal shares up to the full amount of their fees, thus maintaining the ordinary expenses of the Trust at 0.40% per year of the daily ANAV of the Trust. However, in the event that the ordinary expenses of the Trust exceeded 0.70% per year of the daily ANAV of the Trust for a particular month, the Trust would bear the excess of such expenses over 0.70% per year of the daily ANAV of the Trust for that month, notwithstanding that the fees of the Sponsor and the Marketing Agent would be reduced to zero for that month. This agreement is referred to as the “Fee Reduction Agreement.”

Currently, the Fee Reduction Agreement ends when the Marketing Agent Agreement is no longer in effect. If the Marketing Agent Agreement is not renewed or is otherwise terminated, there is no assurance that any service provider of the Trust would agree to a similar or other fee reduction arrangement in the future or that the Sponsor would do so unilaterally. After the Marketing Agent Agreement is no longer in effect, the estimated ordinary expenses payable by the Trust each month may be more than they would have been had the Fee Reduction Agreement continued to be in place.

If Proposal 1 is adopted:

(i)	the Sponsor will receive an annual fee equal to 0.40% of the daily NAV of the Trust and in return the Sponsor will be responsible for the payment of the ordinary fees and expenses of the Trust, including the Trustee’s fee, the Custodian’s fee, the Marketing Agent’s fee and the administration fees of the Trust, regardless of whether the ordinary expenses of the Trust exceed 0.40% of the daily NAV of the Trust, which will provide Shareholders with on-going assurance that the ordinary fees and expenses for which the Trust is responsible will not increase over time. Under the current expense structure of the Trust, the Trust could be responsible for ordinary expenses of the Trust in excess of 0.40% of the daily NAV of the Trust if the Fee Reduction Agreement ceased to be in effect due to the termination of the Marketing Agent Agreement or, for the period that the Fee Reduction Agreement is in effect, if, as described above, the ordinary expenses of the Trust exceeded 0.70% of the daily ANAV of the Trust for a particular month; and

(ii)	the Fee Reduction Agreement will be terminated as unnecessary simultaneously with the amendment of the Marketing Agent Agreement to reflect the change in the method of payment of the Marketing Agent.

The amendments to the Original Trust Indenture that relate to this Proposal 1 are principally set forth in Sections 3.05(a) and (b) and 7.04 of the proposed amendments that are contained in Appendix A to the Consent Solicitation Statement.

(2)	Proposal 2: Affiliate Marketing and Other Services

The Original Trust Indenture currently does not permit the Sponsor to pay its affiliates for any services rendered on behalf of the Trust, except from the Sponsor’s fee of 0.15% of the daily ANAV of the Trust.

Proposal 2 would permit the Sponsor to more effectively use affiliates to provide marketing and other services to the Trust. The Sponsor believes that it will be in the best interests of the Trust if the Sponsor were permitted to engage and pay certain of its affiliates, for example, those that have expertise with respect to gold as an asset class. The Sponsor believes that having the ability to utilize and pay for the expertise of the World Gold Council, the Sponsor’s ultimate parent company, and its affiliates, when and if needed, will be beneficial for the Trust and its Shareholders. The Sponsor will be responsible for any payments made to affiliates for providing any services to the Trust.

The amendments to the Original Trust Indenture that relate to this Proposal 2 are principally set forth in Section 3.08(c) of the proposed amendments that are contained in Appendix A to the Consent Solicitation Statement.

Proposals 1 and 2 include other related changes to the Trust Indenture as set out in Appendix A to the Consent Solicitation Statement.

Potential Disadvantages of the Two Proposals

There can be no assurance the two proposals, if adopted, will in fact have the effects discussed above. While the Sponsor believes that it will be better able to administer and control the costs of the Trust if the two proposals are adopted, the proposals could cause the Sponsor to reduce its costs at the expense of the level of services provided the Trust.

Effect of Adoption of Proposals 1 and 2

If one or both of Proposals 1 and 2 are not adopted, the Trust will continue to operate in the same manner as it has operated with respect to the subject matter of the proposal(s) not adopted.

If either or both of the proposals are adopted, the Sponsor and Trustee will, subject to the implementation of certain procedures, execute an amendment to the Trust Indenture to incorporate the proposal(s) adopted, as indicated in Appendix A to the Consent Solicitation Statement. Changes will also be required in the agreements with the various service providers to the Trust if Proposal 1 is adopted to reflect the change in payment procedure and any changes in payment terms.

(3)	Additional Amendments to the Original Trust Indenture

The Sponsor and the Trustee amended the Original Trust Indenture in the June 2014 Amendment to include additional amendments that clarify and supplement provisions of the Original Trust Indenture. The June 2014 Amendment did not require the consent of Shareholders pursuant to the provisions of the Original Trust Indenture and applicable laws and regulations (including the Code of Unit Trust and Mutual Funds). A copy of the June 2014 Amendment is attached as Appendix B to the Consent Solicitation Statement. The June 2014 Amendment will become effective on 2 August 2014. This notice and the Consent Solicitation Statement is deemed to include the requisite notice to Shareholders of the June 2014 Amendment.

The amendments incorporated in the June 2014 Amendment are:

(a)	Creation and Redemption of Shares: This amendment clarifies the methodology utilized by the Trustee to value the gold held by the Trust and the net asset value per Share, or NAV per Share, of the Trust on each business day. While the Trustee has utilized this methodology since the formation of the Trust, which methodology is the customary practice employed by similar investment trusts, the language of the Original Trust Indenture was general and did not specifically identify the methodology utilized by the Trustee. This amendment provides additional clarity and certainty to the Original Trust Indenture. The amendment provides that:

(i)	in connection with the Trustee’s valuation of the gold held by the Trust on each business day, (1) gold deliverable to the Trust by an Authorized Participant in connection with the Authorized Participant’s order to create new baskets of Shares will be considered held by the Trust for purposes of such valuation beginning on the first business day following the date of the order and (2) gold deliverable from the Trust to an Authorized Participant in connection with the Authorized Participant’s order to redeem baskets of Shares will not be considered held by the Trust for purposes of such valuation beginning on the first business day following the date of the order; and

(ii)	in connection with the Trustee’s determination of the NAV per Share of the Trust on each business day, (1) Shares deliverable to an Authorized Participant from the Trust in connection with the Authorized Participant’s order to create new baskets of Shares will be considered outstanding beginning on the first business day following the date of the order and (2) Shares deliverable by an Authorized Participant to the Trust in connection with the Authorized Participant’s order to redeem baskets of Shares will not be considered outstanding beginning on the first business day following the date of the order.

When calculating the NAV per Share of the Trust, fractions smaller than $0.01 will be disregarded. These amendments align the Original Trust Indenture with customary practice among investment trusts that are comparable to the Trust, and with the current practices of the Trustee.

The amendments to the Original Trust Indenture that relate to this amendment are principally set forth in Sections 4.01 and 5.01 of the June 2014 Amendment attached as Appendix B to the Consent Solicitation Statement.

(b)	Creation and Issuance of Creation Baskets: This amendment clarifies the procedures utilized by the Trustee in the creation and issuance of baskets of Shares (a basket of Shares equals a block of 100,000 Shares). The amendment provides that the creation of basket of Shares may only be made after the requisite gold is deposited in the allocated account of the Trust that has been established with the Custodian, or the Trust Allocated Account. This amendment will change the relevant time for the issuance and delivery of baskets of Shares from approximately 9:00 a.m. New York time (as described below) to approximately 11:00 a.m. New York time.

The creation and redemption of baskets of Shares requires the delivery to the Trust or the distribution by the Trust of the amount of gold and any cash represented by the baskets of Shares being created or redeemed, the amount of which is based on the combined NAV of the number of Shares included in the baskets of Shares being created or redeemed. Baskets of Shares may be created or redeemed only by Authorized Participants. Prior to the June 2014 Amendment, after accepting an Authorized Participant’s purchase order for the creation of a basket of Shares, the Trustee could issue and deliver baskets of Shares at or shortly after 9:00 a.m. New York time on the third business day after the purchase order date, but only if by such time the Trustee has received, among other things, a notice from the Custodian that the Custodian has received the requisite gold bullion for the account of the Trust to the credit of the unallocated account established by the Trust with the Custodian, or the Trust Unallocated Account, from an unallocated account established by an Authorized Participant with the Custodian. During those periods when gold is held in the Trust Unallocated Account, the Trust has no proprietary rights to any specific bars of gold held by the Custodian and would be an unsecured creditor of the Custodian with respect to the amount of gold held in such unallocated account. In the event the Custodian becomes insolvent, the Custodian’s assets might not be adequate to satisfy a claim by the Trust for the amount of gold held in the Trust Unallocated Account.

While it has been the practice of the Trustee to only issue baskets of Shares against the delivery of the requisite gold into the Trust Allocated Account, the amendment clarifies that creations may only be made after the required gold deposit has been allocated to the Trust Allocated Account from the Trust Unallocated Account.

This amendment provides additional security for Shareholders by eliminating potential risks related to issuing baskets of its Shares against unallocated gold if the Custodian was to become insolvent or if the unallocated gold was otherwise not allocated for some other unforeseen reason. The amendments to the Original Trust Indenture that relate to this amendment are principally set forth in Section 2.03(a)(iii) of the June 2014 Amendment attached as Appendix B to the Consent Solicitation Statement.

(c)	Record Date: The amendment defines the record date for all matters requiring a record date. The Original Trust Indenture specified the record date for cash distributions only. The Sponsor believes that this amendment provides additional clarity and certainty to the Original Trust Indenture.

The amendments to the Original Trust Indenture that relate to this amendment are principally set forth in Section 3.12 of the June 2014 Amendment attached as Appendix B to the Consent Solicitation Statement.

(d) Removal of a Custodian: The amendment makes it explicit that the Sponsor may direct the Trustee to remove a Custodian. Currently, the Sponsor may direct the Trustee to employ one or more other custodians in addition to or in replacement of the Custodian or any successor custodian or additional custodian for the safekeeping of gold and services in connection with its deposit and delivery, provided that the Sponsor may not direct the employment of a successor custodian or an additional custodian without the Trustee’s consent, if such employment would have a materially adverse effect on the Trustee’s performance of its duties hereunder. The Trustee may also, with the prior approval of the Sponsor, employ one or more other successor custodians or additional custodians selected by the Trustee for the safekeeping of gold and services in connection with its deposit and delivery.

The Trustee is responsible for monitoring the performance of each Custodian and for taking such actions to enforce the obligations of each Custodian as are necessary to protect the Trust and the rights and interests of its Shareholders. In the event that the Trustee determines that maintenance of gold with a Custodian is not in the best interest of the Shareholders, the Trustee shall so advise the Sponsor and thereafter take such reasonable action as the Sponsor shall direct, or if the Sponsor has not given direction within one business day, shall initiate action to remove the gold from the custody of the Custodian or take such other action as the Trustee determines appropriate to safeguard the interests of Shareholders.

This amendment provides additional clarity and certainty to the Original Trust Indenture. The amendments to the Original Trust Indenture that relate to this amendment are principally set forth in Section 3.02(b) of the June 2014 Amendment attached as Appendix B to the Consent Solicitation Statement.

(e)	Sponsor Fee Waiver: The amendment makes it explicit that the Sponsor has the right to waive part or all of its fee. The Sponsor believes that this amendment provides flexibility and certainty so that the Sponsor may, at its election, provide a benefit to the Shareholders.

The amendments to the Original Trust Indenture that relate to this amendment are principally set forth in Section 7.04 of the June 2014 Amendment attached as Appendix B to the Consent Solicitation Statement.

(f)	Stock Exchange Listings: The Shares trade on the NYSE Arca, NYSE Euronext’s fully electronic U.S. trading platform. The Shares may be bought and sold on the NYSE Arca like any other exchange-listed security and the listing provides institutional and retail investors with an efficient means to implement their investment strategies. Prior to the listing of the Shares on the NYSE Arca, the Shares were listed on the NYSE. The Shares are also listed on the Bolsa Mexicana de Valores, Singapore Stock Exchange, the Stock Exchange of Hong Kong and the Tokyo Stock Exchange. Such listings provide additional liquidity for the Shares.

While the Original Trust Indenture generally allowed for the listing of the Shares on other exchanges, the Sponsor believed it was prudent to amend the Original Trust Indenture to specifically provide for such ability. This change provides the Sponsor with the authority to address any unique registration or listing requirements related to such foreign exchanges and securities markets that may arise.

The amendment clarifies the right of the Sponsor (i) to register or qualify the Shares or to list the Shares on exchanges and securities markets and to maintain or discontinue any such registrations, qualifications or listings, in each case in such jurisdictions as the Sponsor may determine, and (ii) to take certain actions in connection therewith that are not otherwise provided for in the Original Trust Indenture.

The amendments to the Original Trust Indenture that relate to this amendment are principally set forth in Section 10.02 of the June 2014 Amendment attached as Appendix B to the Consent Solicitation Statement. The June 2014 Amendment also includes other related changes to the Original Trust Indenture as set out in Appendix B of the Consent Solicitation Statement.

The Sponsor’s Interest in the Proposals

The Sponsor is soliciting your vote on the two proposals. Proposal 1 will change, among other things, the method of calculating the gross amount that the Sponsor earns.

Under the Original Trust Indenture, the Sponsor’s fee currently is accrued daily at an annual rate equal to 0.15% of the ANAV of the Trust, subject to reduction as described above under “Fee Reduction Agreement.”

For each day, the ANAV of the Trust is determined by subtracting from the value of the Trust’s gold (determined using the afternoon London gold fix price as described in the Original Trust Indenture) the fees and expenses accrued through the prior day and the current day’s accrual of the estimated expenses of the Trust which are not computed by reference to the value of the Trust or its assets (that is, expenses other than the fees of the Sponsor, the Trustee, the Marketing Agent and the Custodian). The ANAV of the Trust is then used to compute the current day’s accrual of the fees of the Sponsor, the Trustee and the Marketing Agent. To determine the NAV of the Trust, the current day’s accrual of the fees of the Sponsor, the Trustee, the Marketing Agent and the Custodian is subtracted from the ANAV of the Trust.

Under Proposal 1, the Sponsor’s fee would accrue daily at an annual rate equal to 0.40% of the daily NAV, in exchange for the Sponsor assuming the responsibility to pay all other ordinary fees and expenses of the Trust. For each day, the daily NAV will be determined by subtracting from the value of the Trust’s gold (determined using the afternoon London gold fix price as described in the proposed amendments to the Trust Indenture that are contained in Appendix A to the Consent Solicitation Statement) the fees and expenses of the Trust accrued through the prior day.

While the net amount of ordinary fees and expenses payable by the Trust under Proposal 1 will not increase, the net amount earned by the Sponsor could be greater or smaller than the fee of 0.15% of the daily ANAV of the Trust it currently earns, depending on the actual expenses of the Trust.

In addition, Proposal 2 will permit the Sponsor to engage and compensate affiliates for providing marketing and other services to the Trust.

How to Vote on the Proposals

Persons who own beneficial interests in the Shares as of the close of business on 9 June 2014 (the “Record Date”), may vote on the two proposals. On the Record Date, 262,700,000 Shares were issued and outstanding. Each Share is entitled to one vote on each proposal. Each proposal requires the consent of at least 51% of the Shares outstanding as of the Record Date.

If you are a Shareholder registered with the Central Clearing and Settlement System (“CCASS”) and entitled to vote on the proposals, you will receive the Consent Solicitation Statement, which will be accompanied by a written consent form. You may vote by signing, dating and returning your written consent form in an enclosed, pre-addressed envelope. If you are permitted to vote by telephone or electronically over the Internet, you will receive instructions on how to do so. Please note that you will be subject to toll charges if you are calling from outside the US, Canada or Mexico.

If you hold your Shares through a broker, bank or other nominee, you are considered the beneficial owner of the Shares, and your broker is the holder of record registered with CCASS. You have the right to direct your broker as to how to vote your Shares. To do so, contact your broker, bank or other nominee. If you request a printed copy of the consent materials by mail, your broker, bank or other nominee will provide those materials to you.

The solicitation agent, Broadridge Financial Solutions, Inc., must receive a written consent form from your broker, bank or other nominee no later than 4:00 p.m., New York City time, on 18 July 2014, unless the period for voting is extended by the Sponsor. There will be no meeting of Shareholders with regard to the two proposals.

Your latest vote is the one that counts. Therefore, you can revoke a prior vote on a proposal simply by voting again, at any time during the Voting Period (from 23 June 2014 to 4:00 p.m., New York City time , 18 July 2014), by any voting means that you are permitted to use.

The Sponsor will announce the results of the voting on the website of the Hong Kong Exchanges and Clearing Limited at www.hkexnews.hk, through the posting of a Form 8-K filing with the SEC and on the website of the Trust at http://www.spdrgoldshares.com2.

When each proposal obtains the consent of 51% or more of the Shares outstanding as of the Record Date, Shareholders who voted against each proposal and no longer wish to participate in the Trust may sell their holding of the Shares on the relevant stock exchange.

Effective Date of the Proposed Changes to the Original Trust Indenture

If either or both of the proposals are adopted, the Sponsor and Trustee will execute an amendment to the Trust Indenture, incorporating the changes with respect to such proposal(s) adopted, as indicated in Appendix A to the Consent Solicitation Statement. Changes will also be required in the agreements with the various service providers to the Trust if Proposal 1 is adopted to reflect the change in payment procedure and any changes in payment terms. Such additional amendments do not require the consent of Shareholders pursuant to the provisions of the Original Trust Indenture.

To the extent Shareholder approval for both Proposal 1 and Proposal 2 is obtained, neither Proposal 1 nor Proposal 2 will be implemented until such time as reasonable procedures have been effected to prevent the Trust from having to pay more than 0.40% per year of the daily NAV of the Trust for the ordinary expenses of the Trust to be paid by the Sponsor in the event the Sponsor does not pay one or more of the Trust’s service providers. In any event, all amendments to the Trust Indenture (including the two proposals) will be implemented no sooner than one month from the date of this notice. Shareholders will be notified of the implementation date by means of a posting on the website of the Hong Kong Stock Exchange.

The June 2014 Amendment was executed on 18 June 2014 and will become effective on 2 August 2014.

* * *

[2]	The Securities and Futures Commission has not reviewed this website.

Additional Information

If you are in doubt or have questions about the contents of this notice, or if you would like additional information, please contact the solicitation agent, Broadridge Financial Solutions, Inc., at +1-855-601-2251 (which is toll-free if you are calling from the United States, Canada or Mexico; otherwise you will incur a telephone call toll charge) or State Street Global Advisors Asia Limited (as the Hong Kong Representative of the Trust (the “Hong Kong Representative”)) at 68/F Two International Finance Centre, 8 Finance Street, Central, Hong Kong or by calling +852 2103 0100.

The Trust Indenture, the proposed amendments to the Trust Indenture and the Consent Solicitation Statement will be available for inspection, free of charge, at the office of the Hong Kong Representative.The Sponsor accepts full responsibility for the accuracy of the information contained in this notice and confirms, having made all reasonable enquiries, that to the best of its knowledge and belief, there are no other facts the omission of which would make any statement misleading.

World Gold Trust Services, LLC

as Sponsor of the Trust

19 June 2014

Item 4

Proxy Tabulator
5/F Ruttonjee House
11 Duddell Street
Central
Hong Kong

To vote by Mail
以郵件投票

1) Read the Consent Solicitation Statement.
細閱同意徵求聲明。

2) Check the appropriate boxes on the voting instruction form below.
於以下投票指示表格適當的空格內劃上「✓」號。

3) Sign and date the voting instruction form.
於投票指示表格上簽名及寫上日期。

4) Return the voting instruction form in the envelope provided.
將投票指示表格放入所提供的信封後寄回。

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
請以藍色或黑色墨水筆或原子筆標示以下方格投票:

M76662-Y20754

KEEP THIS PORTION FOR YOUR RECORDS
請 閣下保留此部分以作記錄參考

DETACH AND RETURN THIS PORTION ONLY
請撕下並僅交回此部分

SPDR® GOLD TRUST
SPDR® 金ETF

		FOR 贊成	AGAINST 反對	ABSTAIN 棄權
1.	TO APPROVE AMENDMENTS TO THE TRUST INDENTURE THAT CHANGE THE MANNER IN WHICH THE ORDINARY FEES AND EXPENSES OF THE TRUST ARE PAID SUCH THAT, IN RETURN FOR A PAYMENT TO THE SPONSOR OF 0.40% PER YEAR OF THE DAILY NAV OF THE TRUST, THE SPONSOR WILL BE RESPONSIBLE FOR ALL OTHER ORDINARY FEES AND EXPENSES OF THE TRUST, AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT. 批准改變信託契約就本信託支付日常費用及開支的方式，據此，作為本信託向保薦人支付每年為本信託每日資產淨值0.40%的款項，保薦人將負責支付本信託的所有其他日常費用及開支，而按同意徵求聲明所述。	▢	▢	▢
2.	TO APPROVE THE AMENDMENT TO SECTION 3.08 OF THE TRUST INDENTURE TO PERMIT THE SPONSOR TO COMPENSATE AFFILIATES FOR PROVIDING MARKETING AND OTHER SERVICES TO THE TRUST. 批准修訂信託契約第3.08條，允許保薦人就聯屬公司向本信託提供市場營銷及其他服務而向其支付報酬。	▢	▢	▢

Signature [PLEASE SIGN WITHIN BOX] 簽署（請於空格內簽名）	Date 日期	Signature [Joint Owners] 簽署（共同擁有人）	Date 日期

Item 5

Proxy Tabulator
8 Robinson Road
#09-00 ASO Building
Singapore 048544

To vote by Mail

1) Read the Consent Solicitation Statement.
2) Check the appropriate boxes on the voting instruction form below.
3) Sign and date the voting instruction form.
4) Return the voting instruction form in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M76661-Y20684

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

SPDR® GOLD TRUST

Signature [PLEASE SIGN WITHIN BOX] Date

Signature [Joint Owners] Date

Item 6

Notice to Investors in Japan

Request from Japan Securities Depository Center, Incorporated

Under the foreign shares depository and book-entry system in Japan, beneficial owners’ rights will be exercised by us based on the instructions given by the beneficial owners identified in that system as of June 9, 2014. Accordingly, please review this Consent Solicitation Statement, indicate “For”/“Against”, etc. as to the proposals on the enclosed proxy voting instruction card, and return the card.

Please note that in Japan, you cannot vote by telephone or electronically via the Internet.

Please also note that in Japan, contact should be made with Sumitomo Mitsui Trust Bank, Limited, rather than Broadridge.

Item 7

[Translation] SPDR® Gold Trust Proxy Voting Instruction

To Japan Securities Depository Center, Incorporated

[        ]

Shareholders’ number

I hereby instruct you to vote according to the indication below (expressed with a circle) with regard to the proposal to amend and restate the trust indenture of the SPDR® Gold Trust dated November 12, 2004 between World Gold Trust Services, LLC, as sponsor and The Bank of New York Mellon, as trustee, as amended on November 26, 2007, May 20, 2008 and June 1, 2011.

[        ]

Number of shares used for exercise of voting rights

Proposals submitted by a Company

Attention

1.      In cases where you intend to instruct Japan Securities Depository Center, Incorporated to exercise voting rights, please circle any one of “For”, “Against” or “Abstention” in the statement to the left, and send the form to arrive at our office no later than Friday, 18 July, 2014. Also, in cases where the person who instructs the exercise of voting rights is a corporation, please provide the name of the representative.

2.      Where there is no vote in the For or Against column, your vote will be treated as “for” the proposal.

3.      Japan Securities Depository Center, Incorporated will, at the request of the issuer, exercise the voting rights with respect to this proposal in accordance with your instruction.

Proposal No. 1			Proposal No. 2
For	Against	Abstention	For	Against	Abstention

[N&A: This is a print area for the name and address of the shareholder.] Address: [ ] Name: Mr. or Ms. [ ]

[Translation]

Post card

Postage Recipient Payment

    168-8766

Validity period for posting

until 18 July, 2014

(Recipient)

8-4, Izumi, 2-Chome

Suginami-ku, Tokyo

Japan

c/o Sumitomo Mitsui Trust Bank, Limited, Stock Transfer Agency Department

To Japan Securities Depository Center, Incorporated

-	Please put this in a post box, without a postage stamp.

-	The validity period of this post card is until 18 July, 2014; therefore, please put this in a post box to arrive at our office by the said date above.

(cutoff line)

h
Please be sure to cut along this dotted line before posting.